 For Release
 October 27, 2011
 1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Record Quarterly
Revenue and Earnings
Revenues up 40% Year-over-Year and 13% sequentially
Adjusted EBITDA up 55% Year-over-Year
Diluted EPS $0.21 vs. $0.09 in the 3rd Quarter of 2010

CALABASAS, Calif., October 27, 2011 -- On Assignment, Inc. (NASDAQ: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended September 30, 2011.

Third Quarter 2011 Highlights
-	Revenues for the third quarter of 2011 were $162.4 million, up 40% year-over-year and 13% sequentially.

-	Gross Margin was 33.6%.

-	Adjusted EBITDA (a non-GAAP measurement defined below) for the quarter was $18.2 million, up 55% year-over-year.

-	Adjusted EBITDA margin (Adjusted EBITDA as a % of revenues) for the quarter was 11.2% compared with 10.1% in the third quarter of 2010.

-	Net Income was $7.8 million, or $0.21 per diluted share for the quarter compared with $3.2 million, or $0.09 per diluted share, in the third quarter of 2010.

-	During the third quarter and through October 26, 2011, the Company repurchased under its stock buyback program approximately 325,000 shares at an average price of $6.87 per share.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “We are very pleased that, for the first time since Q3 of 2007, all of our operating segments reported for the quarter both  sequential and year-over-year revenue growth, with each segment contributing double-digit revenue increases as compared with the third quarter of 2010.  While the economic environment remains difficult, our client diversification and focus on highly-skilled positions have served us well and permitted us to report record quarterly revenues.”

Commenting on the results for the third quarter, Dameris continued, “During the quarter, revenues at our IT & Engineering segment grew 48% year-over-year and Life Sciences segments grew 39%. Revenues in our Healthcare segment, which resumed growth in the first quarter after over two years of decline, grew 36% year-over-year and revenues in our Physician Staffing segment, which includes two months of contribution from the acquisition of HealthCare Partners, grew 24%.”

Dameris concluded, “We also continue to generate significant operating leverage, such that our Adjusted EBITDA growth is considerably higher than our revenue growth. On the incremental revenue generated during the first nine months of 2011 over the same period in 2010, we generated a 17% Adjusted EBITDA margin.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our third quarter gross margin of 33.6% was down 38 basis points from the second quarter of 2011 due in part to a reduction in direct hire and conversion revenue as a percent of revenue and the relative increase in lower margin Nurse Travel revenue. In the third quarter of 2011, gross margin in our IT and Engineering division was 35.8%, in Life Sciences it was 33.9%, Healthcare gross margin was 27.5% and Physician staffing gross margin was 33.3%.”

Third Quarter 2011 Results

For the third quarter of 2011, consolidated revenues were $162.4 million, up 39.8% year-over-year and up 13.0% sequentially. The company had net income of $7.8 million, or $0.21 per diluted share, compared with net income of $3.2 million, or $0.09 per diluted share in the third quarter of 2010.

The IT and Engineering segment revenues were $70.1 million, up 47.7% year-over-year and 7.3% sequentially. Life Sciences segment revenues were $41.8 million, up 39.1% year-over-year and 5.5% from the second quarter of 2011. Healthcare segment revenues, which include the Nurse Travel and Allied Healthcare lines of business, were $27.1 million, up 36.4% year-over-year and 24.6% sequentially. Nurse Travel revenues (which included $3.9 million and $2.2 million in the third quarter of 2011 and 2010, respectively, and $0.9 million in the second quarter of 2011 in revenue generated from supporting customers that experienced labor disruptions) were $15.4 million, up 58.2% year-over-year and 41.9% sequentially. Allied Healthcare revenues were $11.7 million, up 15.5% year-over-year and 7.5% sequentially. Physician segment revenues which included two months of revenue related to the recent acquisition of HealthCare Partners were $23.4 million, up 24.5% year over year and 37.5% sequentially.

SG&A increased by $2.8 million over the second quarter of 2011 primarily due to the acquisition of HealthCare Partners, higher branch office expenses, mainly commissions on the higher revenue levels and headcount additions to support anticipated high growth in certain segments and a $1.3 million expense reduction in the second quarter from a favorable settlement of an acquisition earnout. Capital expenditures were $1.4 million, amortization of intangibles was $0.7 million and depreciation was $1.7 million.

Fourth Quarter 2011 Financial Estimates

Based on revenues in the first three weeks of the fourth quarter of 2011 and taking into account the Company’s normal seasonal operating patterns, the Company’s financial estimates for the quarter ending December 31, 2011 are as follows:

•	Revenues of $157 million to $159 million
•	Gross Margin of approximately 33.2%
•
SG&A of approximately $41.5 million which includes $0.2 million in acquisition-related expenses, depreciation of approximately $1.6 million, amortization of approximately $0.7 million and approximately $1.8 million in equity-based compensation expense

•	Adjusted EBITDA of $15.0 million to $15.8 million
•	Net income of $5.8 million to $6.3 million
•	Earnings per diluted share of $0.15 to $0.16

The estimates above assume no deterioration in the staffing markets On Assignment serves, normal seasonal patterns, no weather related plant closures and no longer than normal holiday patterns for our clients. Excluding labor disruption revenue from the third quarter 2011, fourth quarter revenue is estimated to increase, on an average billable day basis, over the third quarter. This estimate is based on there being 64 billable days in the third quarter and 61 billable days in the fourth quarter. The estimates assume year-over-year revenue growth in the low 30% range for IT and Engineering and for Life Sciences, the low 20% range for Healthcare and the high 30% range for Physician Staffing.

On Assignment will hold its quarterly conference call to discuss its third quarter 2011 financial results this afternoon, Thursday, October 27, 2011 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference ID number is 15636206. A replay of the conference call can be accessed from approximately 5:30 p.m. Pacific Time Thursday, October 27, 2011 through Thursday, November 3, 2011 by dialing (855) 859-2056 or (404) 537-3406 with the conference ID number 15636206

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NASDAQ: ASGN), is a leading global provider of highly skilled, hard-to-find professionals in the growing life sciences, healthcare, and technology sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 78 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland, Spain and Belgium.  Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges and acquisition related costs), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2011.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 16, 2011 and our quarterly reports on forms 10Q for the period ending March 31, 2011 and June 30, 2011 as filed with the SEC on May 10, 2011 and August 9, 2011 respectively.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	September 30, 2010	June 30, 2011	September 30, 2011	September 30, 2010

Revenues	$162,370	$116,141	$143,683	$435,491	$316,913
Cost of services	107,842	75,038	94,889	289,015	209,691
Gross profit	54,528	41,103	48,794	146,476	107,222
Selling, general and administrative expenses	40,792	33,661	37,999	115,546	95,456
Operating income	13,736	7,442	10,795	30,930	11,766
Interest expense	(750)	(1,601)	(784)	(2,264)	(4,768)
Interest income	18	7	4	39	71
Income before income taxes	13,004	5,848	10,015	28,705	7,069
Income tax provision	5,237	2,685	4,150	11,909	3,268
Net income	$7,767	$3,163	$5,865	$16,796	$3,801
Earnings per share:
Basic	$0.21	$0.09	$0.16	$0.46	$0.10
Diluted	$0.21	$0.09	$0.16	$0.44	$0.10
Number of shares and share equivalents used to calculate earnings per share:
Basic	37,001	36,506	36,971	36,866	36,432
Diluted	37,769	36,974	37,718	37,756	37,020

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	September 30, 2010	June 30, 2011	September 30, 2011	September 30, 2010
Revenues:
Life Sciences	$41,820	$30,060	$39,626	$114,403	$78,621

Healthcare Staffing	27,091	19,863	21,736	68,671	57,739

Physician Staffing	23,385	18,789	17,002	56,905	56,077

IT and Engineering	70,074	47,429	65,319	195,512	124,476
Consolidated revenues	$162,370	$116,141	$143,683	$435,491	$316,913

Gross profit:
Life Sciences	$14,163	$11,194	$13,592	$39,025	$26,603

Healthcare Staffing	7,458	6,849	6,157	19,242	17,570

Physician Staffing	7,794	5,601	5,633	18,726	17,870

IT and Engineering	25,113	17,459	23,412	69,483	45,179
Consolidated gross profit	$54,528	$41,103	$48,794	$146,476	$107,222

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	September 30, 2010	June 30, 2011	September 30, 2011	September 30, 2010
Cash provided by operations	$2,109	$5,929	$7,167	$15,054	$20,402
Capital expenditures	1,374	1,358	2,022	6,046	4,194

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	September 30, 2011	September 30, 2010	June 30, 2011
Cash and cash equivalents	$13,245	$30,278	$19,183
Accounts receivable, net	96,485	60,546	80,831
Goodwill and Intangible assets, net	261,053	240,056	246,766
Total assets	406,729	362,537	383,673
Current portion of long-term debt	5,000	—	5,000
Current liabilities	64,985	40,755	60,246
Long-term debt	83,000	77,913	72,250
Other long-term liabilities	20,076	10,359	18,249
Stockholders’ equity	238,668	233,510	232,928

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER DILUTED SHARE TO NON-GAAP EBITDA AND EBITDA PER DILUTED SHARE
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2011 (1)		September 30, 2010 (1)		June 30, 2011 (1)
Net income	$7,767	$0.21	$3,163	$0.09	$5,865	$0.16
Interest expense, net	732	0.02	1,594	0.04	780	0.02
Income tax provision	5,237	0.14	2,685	0.07	4,150	0.11
Depreciation	1,677	0.04	1,501	0.04	1,686	0.04
Amortization of intangibles	663	0.02	522	0.01	554	0.01
EBITDA	16,076	0.43	9,465	0.26	13,035	0.35
Equity-based compensation	1,838	0.05	2,099	0.06	1,621	0.04
Acquisition costs expensed	265	0.01	130	―	175	―
Adjusted EBITDA	$18,179	$0.48	$11,694	$0.32	$14,831	$0.39

(1)	column does not foot due to rounding

	Nine Months Ended
	September 30, 2011		September 30, 2010
Net income	$16,796	$0.44	$3,801	$0.10
Interest expense, net	2,225	0.06	4,697	0.13
Income tax provision	11,909	0.32	3,268	0.09
Depreciation	4,911	0.13	4,403	0.12
Amortization of intangibles	1,633	0.04	1,595	0.04
EBITDA	37,474	0.99	17,764	0.48
Equity-based compensation	5,084	0.13	5,318	0.14
Acquisition costs expensed	992	0.03	273	0.01
Adjusted EBITDA	$43,550	$1.15	$23,355	$0.63

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	December 31, 2011
Net income	$5,800	$6,300
Interest expense	800	800
Income tax provision	4,100	4,400
Depreciation and amortization	2,300	2,300
EBITDA	13,000	13,800
Equity-based compensation	1,800	1,800
Acquisition expenses	200	200
Adjusted EBITDA	$15,000	$15,800

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

	Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q3 2011	$ 41,820	$ 11,735	$ 15,356	$ 27,091	$ 23,385	$ 70,074	$ 162,370
Q2 2011	$ 39,626	$ 10,915	$ 10,821	$ 21,736	$ 17,002	$ 65,319	$ 143,683
% Sequential change	5.5%	7.5%	41.9%	24.6%	37.5%	7.3%	13.0%
Q3 2010	$ 30,060	$ 10,157	$ 9,706	$ 19,863	$ 18,789	$ 47,429	$ 116,141
% Year-over-year change	39.1%	15.5%	58.2%	36.4%	24.5%	47.7%	39.8%

Gross margins:
Q3 2011	33.9%	31.7%	24.3%	27.5%	33.3%	35.8%	33.6%
Q2 2011	34.3%	32.5%	24.2%	28.3%	33.1%	35.8%	34.0%
Q3 2010	37.2%	34.2%	34.8%	34.5%	29.8%	36.8%	35.4%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Three Months Ended
	September 30, 2011	June 30, 2011
Percentage of revenues:
Top ten clients	7.5%	7.8%
Direct hire/conversion	3.0%	3.1%

Bill rate:
% Sequential change	1.8%	(0.4%)
% Year-over-year change	5.5%	4.6%

Bill/Pay spread:
% Sequential change	0.8%	0.9%
% Year-over-year change	6.0%	6.1%

Average headcount:
Contract professionals (CP)	4,765	4,421
Staffing consultants (SC)	816	776

Productivity:
Gross profit per SC	$ 67,000	$ 63,000